Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Entravision Communications Corporation

Santa Monica, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-54438, 333-125279 and 333-258366) of Entravision Communications Corporation (the “Company”) of our reports dated March 16, 2022, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Los Angeles, California

March 16, 2022